Exhibit 32                         CERTIFICATION

The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003.

Each of the undersigned hereby certifies in his capacity as an officer of Citizens Bancshares Corporation and subsidiaries (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

Date:	August 13, 2003	By:	/s/ James E. Young
James E. Young President and Chief Executive Officer

Date:	August 13, 2003	By:	/s/ Willard C. Lewis
Willard C. Lewis Senior Executive Vice President and Chief Operating Officer

Date:	August 13, 2003	By:	/s/ Samuel J. Cox
Samuel J. Cox Senior Vice President and Chief Financial Officer